UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549


FORM 8-K

CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report  (Date of earliest event reported):  March 12, 2001



HIGHLANDS INSURANCE GROUP, INC.
(Exact name of registrant as specified in its charter)




         Delaware		 	  1-14028		 75-2370945
(State or other jurisdiction		(Commission		(IRS Employer
        of incorporation)		File Number)	             Identification No.)



1000 Lenox Drive, Lawrenceville, New Jersey 08648-0426
(Address of principal executive offices)  (Zip Code)




Registrant's telephone number, including area code:  (609) 896-1921



Not applicable
(Former name or former address, if changed since last report.)

ITEM 5.   Other Events.


HIGHLANDS INSURANCE GROUP, INC.
EXPECTS LOSS FOR YEAR DUE TO INCREASED RESERVES

Lawrenceville, New Jersey - March 12, 2001 ...Highlands Insurance Group, Inc. (NYSE:HIC), a property and casualty insurer, announced today that it expects to report a significant loss for the fourth quarter of 2000 and for the full year 2000. This loss results primarily from an increase in loss and expense reserves attributable to its commercial multiple peril and workers' compensation lines of business. The Company is continuing to evaluate its reserve position and its effect on other balance sheet items.

Highlands previously announced that it would release its earnings for 2000 on Thursday, March 15, 2001. It now plans to release its earnings as soon as practicable in the next several weeks.

Pursuant to authorization by the Board of Directors, the Company is engaging investment bankers to explore raising capital and other financial alternatives.


	"Safe Harbor" Statement under Private Securities Litigation
Reform Act of 1995

	Certain sections of this press release contain statements which represent the Company's expectations or beliefs concerning future events and are "forward looking statements" within the meaning of
Section 21E of the Exchange Act. The Company cautions that there are a variety of factors which may cause actual results to differ materially from those forward looking statements, including without limitation: changes in property and casualty reserves; catastrophe losses; premium growth; product pricing environment; availability of credit; changes in government regulation; performance of financial markets; fluctuations in interest rates; availability and pricing of reinsurance; the outcome of various litigation matters and administrative proceedings; and general economic and market conditions.


Forward Looking Statements

	Except for historical information, this Form 8-K contains certain forward-looking statements that involve risk and uncertainties, which may cause actual results to differ materially from the statements made including market potential, regulatory clearances, business growth, and other risks listed from time to time in the Company's Securities and Exchange Commission (SEC) filings. These forward-looking statements represent the Company's judgment, as of the date of this release, and the Company disclaims any intent or obligation to update these forward-looking statements.



	SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHLANDS INSURANCE GROUP, INC.



Dated:  March 16, 2001
/s/ Willis T. King, Jr.
Willis T. King, Jr., Chairman
and Chief Executive Officer